EXHIBIT 99. (a)(4)
------------------


                        INSTRUCTIONS FOR WITHDRAWAL OF
               PREVIOUSLY TENDERED UNITS OF LIMITED PARTNERSHIP
           INTEREST IN RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.


1. DELIVERY OF NOTICE OF WITHDRAWAL. If you are withdrawing Units previously tendered pursuant to the offer to purchase, dated January 17, 2001 (the "Competing Offer to Purchase"), by BIGHORN ASSOCIATES, LLC (the "Purchaser") please complete, execute, detach and send the attached "Notice of Withdrawal of Previously Tendered Units" of RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P. ("Notice of Withdrawal"), to:

      By Hand or Overnight Courier:              By Mail:
      American Stock Transfer &                  American Stock Transfer &
      Trust Company                              Trust Company
      6201 15th Avenue                           55 Maiden Lane
      Brooklyn, NY  11219                        New York, NY  10038
      Attention: Reorg. Department - RAM 2       Attention:  Reorg. Depart-
                                                 ment - RAM 2
      By Facsimile:  (718) 234-5001
      Telephone:  (888) 448-5554

      The Purchaser must receive the Notice of Withdrawal prior to the Expiration Date set forth in the Competing Offer to Purchase, unless extended. Receipt of the facsimile transmission of the Notice of Withdrawal should be confirmed by telephone at the number set forth above. COPIES OF ALL NOTICES OF WITHDRAWAL SHOULD ALSO BE SENT OR TRANSMITTED TO MMS Escrow and Transfer Agency, Inc., P.O. Box 7090, Troy, MI 48007-7090, Attention: RAM2 (IF BY MAIL), 1845 Maxwell Street, Suite 101, Troy, MI 48084, Attention: RAM2 (IF BY HAND OR OVERNIGHT COURIER) OR FAXED TO (248) 614-4536, Attention: RAM2.

2. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, all such additional information should be listed on a separate schedule and attach as part of the Notice of Withdrawal.

3. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal must be signed, as applicable, by the person(s) who signed the Letter or Transmittal relating to the Competing Offer of Purchase, in the same manner as such Letter of Transmittal was signed. The signatures must correspond exactly with the name(s) as they appear on the Partnership records. If any Units tendered pursuant to the Offer to Purchase are registered in the names of two or more joint holders, all such holders must sign, as applicable, the Notice of Withdrawal. If the Notice of Withdrawal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

4. GUARANTEE OF SIGNATURES. IN ORDER FOR A WITHDRAWAL TO BE EFFECTIVE, THE NOTICE OF WITHDRAWAL MUST BE MEDALLION GUARANTEED AS PROVIDED IN THE LETTER OF TRANSMITTAL.

                            NOTICE OF WITHDRAWAL OF
                              PREVIOUSLY TENDERED
                   UNITS OF LIMITED PARTNERSHIP INTEREST OF
                 RESOURCES ACCRUED MORTGAGE INVESTORS 2, L.P.


TO:   American Stock Transfer              American Stock Transfer
      & Trust Company                      & Trust Company
      6201 15th Avenue                     55 Maiden Lane
      New York, NY 10038                   New York,  NY 10038
      Attn:  Reorg. Department - Ram 2     Attn:  Reorg. Department - Ram 2
      Facsimile:  (718) 234-5001

Ladies and Gentlemen:

      The following units of limited partnership interest (the "Units") of Resources Accrued Mortgage Investors 2, L.P. (the "Partnership") previously tendered to Bighorn Associates, LLC (the "Purchaser") are hereby withdrawn.

Unless otherwise indicated under the Section "Number of Units Withdrawn," all Units tendered to the Purchaser are hereby withdrawn. Failure to complete such Section shall be deemed to indicate the intent of the undersigned that all Units tendered to the Purchaser be withdrawn.

===========================================================================

                       DESCRIPTION OF UNIT(S) WITHDRAWN
                                      AND
                         SIGNATURE OF LIMITED PARTNERS

All registered holders of limited partnership units must sign exactly as name(s) appear(s) on the Partnership records. See Instruction 3.

NUMBER OF UNITS WITHDRAWN: ___________________ (If all Units, leave blank)

  X _______________________________    X _____________________________
    (Signature of Owner)                 (Signature of Joint Owner)

Name and Capacity (if other than individuals):  ___________________________

Title:
___________________________________________________________________________

Address:
__________________________________________________________________________

__________________________________________________________________________
(City)                               (State)                  (Zip)

Area Code and Telephone No. (Day):  ______________________________________

                        (Evening):  ______________________________________

===========================================================================

                       SIGNATURE GUARANTEE (IF REQUIRED)
                              (SEE INSTRUCTION 4)

Name and Address of Eligible Institution:

___________________________________________________________________________

___________________________________________________________________________


Authorized Signature: X____________________________________________________

Name: _____________________________________________________________________

Title:  ______________________________     Date:  __________________________